EXHIBIT 10.5
Amendment to the Directors Deferred Compensation Plan
     NOW THEREFORE, BE IT RESOLVED, that Section 4.1 of the Directors Plan is amended to read in its entirety as follows:
     “4.1 PLAN AMENDMENT AND TERMINATION. The Board may amend or terminate this Plan at any time. Upon termination of the Plan, each participant’s Deferral Account shall be automatically converted to cash, and, subject to the requirements of Section 409A of the Code, will be paid to such participant in a lump sum as soon as practicable and, in any event, within 30 days of the termination of the Directors Plan.”